TCBI Q2 2018 Earnings July 18, 2018

Certain matters discussed within or in connection with these materials may contain “forward-looking statements” as defined in federal securities laws, which are subject to risks and uncertainties and are based on Texas Capital’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, the financial impact of the Tax Cuts and Jobs Act on our results of operations, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this presentation. Texas Capital is under no obligation, and expressly disclaims any obligation, to update, alter or revise its forward-looking statements, whether as a result of new information, future events or otherwise. 2

Opening Remarks & Financial Highlights • Solid traditional LHI growth in Q2-2018 • Expected growth in Mortgage Finance balances during seasonally strong Q2-2018 Balanced Growth • Increase in total deposits concentrated in interest-bearing • Benefit from improving yields on strong base of traditional LHI Core • Strong growth in net revenue; 8% from Q1-2018 and 23% from Q2-2017 Earnings • Operating leverage improvement evidenced in YOY comparison Power • ROE of 12.72% for Q2-2018, down slightly from Q1-2018 as a result of increased loan loss provision • NCOs for Q2-2018 $38.0 million with $13.9 million related to energy • Despite higher level of loan loss provision and charge-offs, credit metrics remain good Credit • Q2-2018 total credit costs $27.0 million compared to $14.0 million ($12.0 million provision and $2.0 Quality million OREO valuation allowance) in Q1-2018 Net Income EPS ROE Total Total Operating CE LHI Deposits Results $71.4 million $1.38 12.72% $22.5 billion $20.3 billion 3

Energy and Health Care Update Energy Exposure • Outstanding energy loans represented 7% of total loans, or $1.6 billion, at Q2-2018 compared to $1.4 billion at Q1-2018 • Addition of new loans improves composition and quality of total portfolio as problem assets are resolved • Decrease in energy non-accruals ‐ Non-accruals $33.6 million at Q2-2018 compared to $50.4 million at Q1-2018 and $82.6 million at Q2-2017 ‐ Criticized energy loans decreased to 4% of energy loans at Q2-2018 from 5% at Q1-2018 and 12% at Q2-2017 ‐ Total criticized energy loans at Q2-2018 $66.0 million, down from a high of $259.7 million at Q3-2016 Health Care Exposure • As previously noted, two of the four loans that deteriorated during Q2-2018 were identified as leveraged health care • Outstanding health care loans were $846 million at Q2-2018, compared to $753 million at Q4-2017 • Criticized health care loans at Q2-2018 were 3%; over 50% of which relates to the two non-accrual loans • Almost 70% of the health care exposure relates to senior housing, which is not considered leveraged lending; only $9 million criticized at Q2-2018 4

5 Update Update on Geographic Diversification Note: Note: (1) Texas Regions loan balances include balances from the Energy business (2) Unemployment data through May 30, 2018 $ Millions 10,000 12,000 14,000 16,000 2,000 4,000 6,000 8,000 0 Texas Regions Loans 10,225 (1) 6,665 Deposits National Businesses 13,512 13,670 San Antonio Houston metro DFW Austin • • • business total their than 20% of less represent clients OurLOBs Texas national but Texas clients, include Finance, BDCFbusinesses depository and national LenderBuilder ABL,Finance, Finance, Franchise Finance, balances include MortgageNational Business share market additional as each gained geographicdiversification operating have ofbusiness lines been Manyofour national Major Texas Metro Areas Metro Texas Major - Arlington - Round Rock for numerous yearsnumerous for , increasing our increasing , Unemployment Rate 3.2% 4.2% 3.4% 2.8% (2)

Net Interest Income & Margin Earning Asset & Margin Trends Quarterly Change $25.0 NII ($MM) NIM (%) $3.2 4.40% $1.7 $210.3 Q1 2018 3.71% $2.7 $2.6 $22.1 13.5 Increase in LHI yields .23 $21.1 $20.0 $2.5 $20.5 4.20% (2.4) Mix shift from LHI to MF (.04) $20.1 2.0 Increase in MF loan yields .03 $18.2 - Decrease in liquidity .15 3.93% 4.00% (8.5) Increase in funding costs (.14) $15.0 2.3 Impact of increase in day count - 3.80% Increase in MF & LHI loan 3.71% 14.2 - balances 3.59% .3 Other (.01) Portfolio Balances Balances ($B) Portfolio $10.0 3.57% 3.60% $231.7 Q2 2018 3.93% 3.47% NIM Highlights 3.40% • Net interest income increase of 10% from Q1-2018 with strong LHI growth and increased 27% from Q2-2017 $5.0 • Increase in traditional LHI yield of 33 bps from Q1-2018 3.20% • Less than $110 million in loans subject to floors, down over $63 million compared to Q1-2018 • Average liquidity assets 7% of average earning assets at $- 3.00% Q2-2018 compared to 11% at Q1-2018 primarily as a Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 result of seasonal strength in mortgage finance; positive Loans Other Earning Assets NIM impact on NIM in Q2-2018 6

Loan Growth Average Balance Trends ($B) Total Loan Composition ($23.7Billion at 6/30/18) $24.0 7.00% $22.0 6.80% Business Assets 29% 6.60% $20.0 $6.2 $5.3 $6.4 $5.9 6.40% Energy $18.0 5% $4.7 6.20% $16.0 6.00% Highly Liquid $15.9 Unsecured $14.0 $15.0 $15.4 5.80% Assets $14.4 4% 2% $12.0 $13.7 5.47% 5.60% Owner Occupied $10.0 5.40% R/E 5.14% 5% 5.20% PortfolioBalances ($B) $8.0 4.92% 4.89% 5.00% Residential R/E $6.0 Mkt. Risk 4.72% 4.80% 5% $4.0 4.60% $2.0 Total Mortgage 4.40% Finance 30% $- 4.20% Comml R/E Mkt. Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Risk 15% Other Assets LHI (excl. MFLs) Total MFLs LHI (excl. MFL) Yield 5% Growth Highlights • Broad-based growth in average traditional LHI – Growth of $458.0 million (3%) from Q1-2018 and $2.2 billion (16%) from Q2-2017 • Strong growth in traditional LHI at end of the quarter; period-end balance $653.4 million higher than Q2-2018 average balance • Increase in average total MFL balances of $1.1 billion from Q1-2018, expected seasonal strength • Average total MFLs represent 29% of average total loans at Q2-2018 compared to 26% in Q1-2018 and 30% at period end 7

Deposit Growth Average Balance Trends ($B) Funding Costs 1.00% $22.0 0.90% $20.0 $9.1 $8.0 0.80% $18.0 $8.8 $8.1 0.74% 0.81% $16.0 $7.9 0.62% $14.0 0.60% 0.56% 0.66% $12.0 0.48% $11.7 0.53% $10.0 $11.4 $11.3 $10.3 0.40% 0.47% $9.4 Deposit Balances ($B) Balances Deposit $8.0 0.38% $6.0 0.20% $4.0 $2.0 $- 0.00% Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Interest-Bearing Deposits DDAs Avg Cost of Deposits Total Funding Costs Growth Highlights • Deposit costs increased 15 bps from .66% at Q1-2018 to .81% at Q2-2018, and total funding costs increased 16 bps • Continued focus on cost-effective deposit growth ‐ Increase in linked quarter deposits with growth in interest-bearing ‐ Lower level of liquidity assets favorable to NIM in Q2-2018; some fluctuations may occur from quarter to quarter based on timing of deposit growth relative to total loan growth 8

Non-interest Expense Quarterly Change NIE - Efficiency Increase/ • Changes in Salaries & Benefits components of change Non-interest expense ($MM) (Decrease) • Annual incentive accrual ramps generally Q1 2018 $127.0 higher in Q2 than Q1 Salaries and employee benefits – FAS 123R • FICA and other payroll related items generally (includes stock price changes) .1 higher in Q1 compared to Q2 Salaries and employee benefits – non-LTI • Efficiency ratio (excluding OREO permanent write- incentives and annual incentive pool .5 down) 53.1% for Q2-2018 compared to 54.3% for Q1- 2018 Salaries and employee benefits – FICA and seasonal payroll related items (1.9) • Increase in marketing expense expected as we’ve noted the variable component which is tied to growth in Salaries and employee benefits – salaries only 1.2 deposit balances as well as increases in rates Marketing expense 1.6 • Increase in legal and professional includes an outsized Legal and professional 4.1 non-recurring portion totaling more than half of the increase that won’t be recurring in Q3-2018, and also Servicing related expenses .6 includes the new variable component added during Q1- OREO related costs (2.0) 2018 that is directly related to deposit services All other – includes occupancy, technology, FDIC insurance assessment .9 Q2 2018 $132.1 9

Asset Quality NCO / Average Traditional LHI Non-accrual loans Q2 2018 1.40% Commercial $ 79,586 Construction – 1.20% Real estate 2,543 1.00% Consumer 66 0.80% Equipment leases 1,100 0.60% 0.56% 0.38% Total non-accrual loans $ 83,295 0.40% 0.21% 0.20% 0.07% 0.10% Non-accrual loans as % of LHI .50% 0.00% excluding MF 2014 2015 2016 2017 Q2 2018 Combined Non-accrual loans as % of total .37% Reserves/ 1.06% 1.28% 1.38% 1.26% 1.15% LHI Trad’l LHI Asset Quality Highlights • Total credit cost of $27.0 million for Q2-2018, compared to $14.0 OREO 9,526 million in Q1-2018 (includes $2.0 million OREO valuation allowance) Total Non-accruals + OREO $ 92,821 and $13.0 million in Q2-2017 Non-accrual loans + OREO as % .56% • NCOs $38.0 million, or 96 bps of LHI excluding MF loans, in Q2-2018 of LHI excluding MF + OREO compared to $5.2 million, or 14 bps, in Q1-2018 and 36 bps in Q2-2017 • NPL ratio decreased to .37% of total LHI Reserve to non-accrual loans 2.2x • $13.9 million in charge-offs related to energy in Q2-2018; energy NPLs at $33.6 million for Q2-2018 compared to $50.4 million in Q1-2018 and $82.6 million in Q2-2017 10

Performance Summary - Quarterly (in thousands) Q2 2018 Q1 2018 Q4 2017 Q3 2017 Q2 2017 Net interest income $ 231,712 $ 210,300 $ 210,649 $ 204,361 $ 182,959 Non-interest income 17,279 19,947 19,374 19,003 18,769 Net revenue 248,991 230,247 230,023 223,364 201,728 Provision for credit losses 27,000 12,000 2,000 20,000 13,000 OREO write-down - 2,000 6,111 - - Non-interest expense 132,131 124,960 127,027 114,830 111,814 Income before income taxes 89,860 91,287 94,885 88,534 76,914 Income tax expense 18,424 19,342 50,143 29,850 25,819 Net income 71,436 71,945 44,742 58,684 51,095 Preferred stock dividends 2,437 2,438 2,437 2,438 2,437 Net income available to common shareholders $ 68,999 $ 69,507 $ 42,305 $ 56,246 $ 48,658 Diluted EPS $ 1.38 $ 1.38 $ .84 $ 1.12 $ .97 Net interest margin 3.93% 3.71% 3.47% 3.59% 3.57% ROA 1.16% 1.22% .71% .99% .96% ROE 12.72% 13.39% 8.18% 11.20% 10.08% ROE, excl. DTA write-off 12.72% 13.39% 11.58% 11.20% 10.08% Efficiency 53.1% 55.1% 57.9% 51.4% 55.4% Efficiency, excl. OREO write-down 53.1% 54.3% 55.2% 51.4% 55.4% 11

2018 Outlook Business 2018 Outlook v. 2017 Results Comments & Changes since June 18, Driver 2018 Average LHI Low to mid-teens percent growth - Increased from low- to mid-single digit percent Average LHI – Mid-single digit percent growth growth and removed range for QTD average Mortgage Finance balance Loans held for sale $1.2 billion average Increased from $1 billion average (MCA) Average Deposits Low-teens percent growth Decreased from low to mid-teens percent growth Net Revenue Mid to high-teens percent growth Increased from mid-teens percent growth Net Interest 3.60% to 3.70% Increased from 3.45% to 3.55% Margin Provision Expense Low to mid-$60 million level - Increased from high single digit to low-teens NIE Low-teens percent growth percent growth Efficiency Ratio Low-50s - - Effective tax rate 22% 12

Closing Comments • Continued strong earnings in Q2-2018 • Solid traditional LHI growth in Q2-2018, and year to date which is positive to earnings for the remainder of 2018 • Benefit from seasonal strength in Mortgage Finance asset balances • Deposit levels increased, but also used more of liquidity in funding seasonal growth in Mortgage Finance • High asset betas continue to overcome the shift in deposit composition and pricing with rising rates • Focus on ROE • Continued strong focus on credit quality • Targeted approach in slowing pace of NIE growth • Leveraging deposit generation capabilities which will have longer term impact • Positive impact from new corporate tax rate 13

Q&A 14

Appendix 15

Average Balances, Yields & Rates - Quarterly

(in thousands)	Q2 2018		Q1 2018		Q2 2017	
	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate
Assets						
Securities	$ 24,514	3.15%	$ 23,854	3.50%	$ 65,049	1.77%
Liquidity assets	1,665,087	1.74%	2,564,579	1.55%	2,424,594	1.04%
Loans held for sale	1,516,047	4.50%	1,187,594	4.28%	845,623	3.91%
LHI, mortgage finance	4,898,411	3.85%	4,097,995	3.70%	3,805,831	3.52%
LHI	15,883,317	5.47%	15,425,323	5.14%	13,718,739	4.72%
Total LHI, net of reserve	20,592,490	5.14%	19,339,080	4.88%	17,353,613	4.50%
Total earning assets	23,798,138	4.86%	23,115,107	4.48%	20,688,879	4.06%
Total assets	$24,606,237		$23,912,613		$21,320,976	
Liabilities and Stockholders' Equity						
Total interest bearing deposits	$11,654,506	1.36%	$11,281,585	1.14%	$ 9,416,731	.70%
Other borrowings	2,113,391	1.93%	1,721,914	1.57%	1,456,737	1.00%
Total long-term debt	394,933	5.47%	394,843	5.36%	394,573	5.16%
Total interest bearing liabilities	14,162,830	1.56%	13,398,342	1.32%	11,268,041	.90%
Demand deposits	8,017,578		8,147,721		7,863,402	
Total deposits	19,672,084	.81%	19,429,306	.66%	17,280,133	.38%
Stockholders' equity	2,325,755		2,255,852		2,086,880	
Total liabilities and stockholders' equity	$24,606,237	.90%	$23,912,613	.74%	$21,320,976	.48%
Net interest margin		3.93%		3.71%		3.57%
Total deposits and borrowed funds	$21,785,475	.92%	$21,151,220	.74%	$18,736,870	.43%

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TEXAS CAPITAL BANCSHARES, INC.

Average Balance Sheet - Quarterly (in thousands) QTD Average Q2/Q1 % YOY % Q2 2018 Q1 2018 Q2 2017 Change Change Total assets $24,606,237 $23,912,613 $21,320,976 3% 15% Loans held for sale 1,516,047 1,187,594 845,623 28% 79% Loans held for investment 15,883,317 15,425,323 13,718,739 3% 16% Loans held for investment, mortgage 4,898,411 4,097,995 3,805,831 finance 20% 29% Total loans held for investment 20,781,728 19,523,318 17,524,570 6% 19% Total loans 22,297,775 20,710,912 18,370,193 8% 21% Liquidity assets 1,665,087 2,564,579 2,424,594 (35)% (31)% Demand deposits 8,017,578 8,147,721 7,863,402 (2)% 2% Total deposits 19,672,084 19,429,306 17,280,133 1% 14% Stockholders’ equity 2,325,755 2,255,852 2,086,880 3% 11% 17

Period End Balance Sheet (in thousands) Period End Q2/Q1 % YOY % Q2 2018 Q1 2018 Q2 2017 Change Change Total assets $27,781,910 $24,449,147 $23,119,713 14% 20% Loans held for sale 1,276,768 1,088,565 846,017 17% 51% Loans held for investment 16,536,721 15,741,772 14,280,353 5% 16% Loans held for investment, mortgage 5,923,058 4,689,938 5,183,600 26% 14% finance Total loans held for investment 22,459,779 20,431,710 19,463,953 10% 15% Total loans 23,736,547 21,520,275 20,309,970 10% 17% Liquidity assets 3,288,107 2,296,673 2,142,658 43% 53% Demand deposits 7,648,125 7,413,340 8,174,830 3% (6)% Total deposits 20,334,871 18,764,533 17,292,223 8% 18% Stockholders’ equity 2,343,530 2,273,429 2,100,553 3% 12% 18